UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 2, 2026
CNX Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
1000 Horizon Vue Drive
Canonsburg, Pennsylvania 15317

(Address of principal executive offices)
(Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in Current Reports on Form 8-K filed by CNX Resources Corporation (the “Company”) on September 22, 2025 and November 5, 2025, Alan Shepard is expected to commence serving as the Company’s President and Chief Executive Officer and as a member of the Board effective as of January 1, 2026 (the “Appointment Date”), and Everett Good is expected to commence serving as the Company’s Chief Financial Officer effective as of the Appointment Date. On December 31, 2025, the Board of Directors (the “Board”) of the Company approved certain compensation arrangements for Messrs. Shepard and Good in connection with these appointments, effective as of the Appointment Date.

For Mr. Shepard, the Board approved the following compensation arrangements: (1) base salary at the rate of $600,000 per year; (2) participation in the Company’s annual short-term incentive compensation program for executive officers, with an annual target award equal to 120% of his annual base salary rate (or a $720,000 target), with payment based on actual performance; and (3) beginning in 2026, participation in the Company’s annual long-term equity incentive compensation program for executive officers, with an annual target grant date value opportunity equal to $3,000,000.

Mr. Shepard will also enter into an amended and restated version of his change in control severance agreement with the Company (the “Revised CIC Agreement”). Mr. Shepard’s Revised CIC Agreement is expected to provide him with the following changes in compensation and benefits for certain qualifying terminations of employment, including in connection with a change in control of the Company (all as further described in the Revised CIC Agreement): (1) cash severance equal to 2.5 times base salary plus short-term incentive compensation (as described in the Revised CIC Agreement); (2) a pro-rata short-term incentive payment for the year of termination; (3) 30 months of continued health care coverage benefits (with coverage beyond the 18-month COBRA continuation period provided under the applicable Company plan as imputed income, or by reimbursement to Mr. Shepard if no such Company plan exists); (4) an additional 30 months of credit for purposes of post-retirement medical and dental benefit eligibility; (5) a cash payment in lieu of 30 months of continued 401(k) plan matching contributions; (6) a cash payment equal to 30 months of additional pension plan benefits (as applicable); (7) $25,000 in outplacement assistance; (8) any other earned or vested (but not yet paid) compensation and benefits under applicable Company compensation programs; and (9) accelerated equity award vesting as of the date of the change in control of the Company (if applicable). The Revised CIC Agreement includes a cutback on certain payments by or benefits from the Company that would constitute an “excess parachute payment” within the meaning of Section 280G of the tax code, and certain payments and benefits under the Revised CIC Agreement are subject to timely execution (and non-revocation) of a release of claims by Mr. Shepard.

For Mr. Good, the Board approved the following compensation arrangements: (1) base salary at the rate of $310,000 per year; (2) participation in the Company’s annual short-term incentive compensation program for executive officers, with an annual target award equal to 60% of his annual base salary rate (or a $186,000 target), with payment based on actual performance; and (3) beginning in 2026, participation in the Company’s annual long-term equity incentive compensation program for executive officers, with an annual target grant date value opportunity equal to $1,700,000; and (4) a special grant on January 5, 2026 (the “Grant Date”) of 191,667 in target performance share units, 0% to 50% of which units will be earned based on absolute stock price performance from the Grant Date through July 31, 2028, and 0% to 50% of which units will be earned based on absolute stock price performance from August 1, 2028 through July 31, 2030. The Company is expected to enter into a standard award agreement with Mr. Good regarding this award, with appropriate modifications to reflect the terms of the award.

Mr. Good will also become a party to the Company’s standard indemnification agreement for executive officers, and enter into a change in control severance agreement with the Company (the “CIC Agreement”). Mr. Good’s CIC Agreement is expected to provide him with the following compensation and benefits for certain qualifying terminations of employment, including in connection with a change in control of the Company (all as further described in the CIC Agreement): (1) cash severance equal to 1.5 times base salary plus short-term incentive compensation (as described in the CIC Agreement); (2) a pro-rata short-term incentive payment for the year of termination; (3) 18 months of continued health care coverage benefits; (4) a cash payment in lieu of 18 months of continued 401(k) plan matching contributions; (5) a cash payment equal to 18 months of additional pension plan benefits (as applicable); (6) $25,000 in outplacement assistance; (7) any other earned or vested (but not yet paid) compensation and benefits under applicable Company compensation programs; and (8) accelerated equity award vesting as of the date of the change in control of the Company (if applicable). The CIC Agreement includes a cutback on certain payments by or benefits from the Company that would constitute an “excess parachute payment” within the meaning of Section 280G of the tax code, and certain payments and benefits under the CIC Agreement are subject to timely execution (and non-revocation) of a release of claims by Mr. Good.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CNX RESOURCES CORPORATION

By:    /s/ Timothy S. Bedard
    Name: Timothy S. Bedard
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: January 2, 2026